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                                  EXHIBIT 4.1(a)





















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                           COMPUTER INTEGRATION CORP.

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
               RIGHTS, AND LIMITATIONS OF SERIES A, 9% CUMULATIVE
                     CONVERTIBLE REDEEMABLE PREFERRED STOCK



                 Computer Integration Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

                 That, pursuant to authority conferred upon the Board of Directors of the Corporation ("Board of Directors") by the Certificate of Incorporation of the Corporation (the "Certificate"), and pursuant to the provisions of the Delaware General Corporation Law, said Board of Directors, on July 12, 1994, duly adopted resolutions providing for the issuance of one series, aggregating Forty Thousand (40,000) shares, of Series A, 9% Cumulative Convertible Redeemable Preferred Stock, stated value $100 and par value $.001 per share, which resolutions are as follows:

                 WHEREAS, the Certificate of Incorporation of the Corporation authorizes for issuance a class of shares of capital stock known as Preferred Stock, par value $.001 per share (the "Preferred Stock"), issuable by the Board of Directors from time to time;

                 WHEREAS, the Certificate of Incorporation of the Corporation authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued Preferred Stock, to fix the number of shares constituting any such class and to determine the designation thereof or any of them; and

                 WHEREAS, the Corporation has not issued any shares of such Preferred Stock and the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a class of said Preferred Stock to be designated "Series A, 9% Cumulative Convertible Redeemable Preferred Stock" (the "Series A Preferred Stock").

                 NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series A Preferred Stock as follows:




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                          1.      Designation.  The designation of the series
         of stock created by this resolution shall be "Series A, 9% Cumulative Convertible Redeemable Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred shall be forty thousand (40,000). Each share of the Series A Preferred Stock shall have a stated value equal to $100.

                          2. Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of the funds of the Corporation legally available therefore, cumulative dividends at the annual rate of $9 per share, payable $4.50 per share on each January 31st and July 31st, commencing January 31, 1995. Such dividends shall be payable in cash or in kind. In the year in which shares of Series A Preferred Stock are issued, in the event that the payment date for the purchase of shares of Series A Preferred Stock shall be other than January 31st or July 31st, the initial dividend shall accumulate and be payable pro rata only from the date of payment to the Corporation for the respective shares of Series A Preferred Stock. If the dividend on the Series A Preferred Stock for any dividend period shall not have been paid or set apart in full for the Series A Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for payment for any class of common stock of the Corporation or any other class of preferred stock of the Corporation ranking junior thereto. Accumulations of dividends on the Series A Preferred Stock shall not bear interest.

                          3. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, before the holders of any of the common stock or other classes of preferred stock of the Corporation ranking junior thereto, out of the remaining net assets of the Corporation, the amount of $100 in cash or in kind for each share of Series A Preferred Stock, plus an amount equal to all dividends accrued but unpaid, if any, with respect




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         to each such share up to the date fixed for distribution.  After such payment shall have been made in full to the holders of the outstanding Series A Preferred Stock, or funds or assets necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series A Preferred Stock, so as to be and continue to be available therefor, the holders of the outstanding Series A Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation.

                          In the event, after payment or provision for payment of the debts and other liabilities of the corporation, the remaining net assets of the Corporation are not sufficient to pay the liquidation preference of the holders of the Series A Preferred Stock, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of the Series A Preferred Stock upon such liquidation unless proportionate distributive amounts shall be paid on account of each share of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares, including other shares of Series A Preferred Stock, are respectively entitled upon such liquidation.

                          4. Conversion of Preferred Stock into Common Stock. Each share of the Series A Preferred Stock shall be under paragraph 4(a) below convertible at the option of the holder thereof and under paragraph 4(b) below automatically and mandatorily converted upon the occurrence of the event described therein; in either event, any such shares of Series A Preferred Stock shall be converted into fully paid and nonassessable shares of the Corporation's common stock, par value $.001 per share (the "Common Stock").

                                  (a)      Elective Conversion.  Subject to any
         other provision of this paragraph 4, each holder of record of any share(s) of Series A Preferred Stock shall have the right to convert such holder's share(s) of Series A Preferred Stock, in whole or in part, including all accrued but unpaid dividends, if any, in accordance with the Conversion Ratio (defined below), subject to the adjustments set forth below, at his or her option, at any time and from time to time after the later of (i) the date that the Corporation increases the number of





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         authorized shares of Common Stock to at least ten million (10,000,000)
         shares of Common Stock or (ii) the date on which a Registration Statement (defined below) that includes the shares of the Common Stock issuable upon conversion of the Series A Preferred Stock is declared effective by the U.S. Securities and Exchange Commission ("SEC"), or any other Federal agency at the time administering the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

                                  In case any shares of Series A Preferred
         Stock shall have been called for redemption pursuant to paragraph 5 hereof, any election to convert under this paragraph 4(a) with respect to the shares so called for redemption shall cease and terminate at the close of business on the tenth day prior to the date fixed for the redemption of such shares, unless default shall be made in the payment of the redemption price.

                                  Any holder of a share or shares of Series A
         Preferred Stock electing to convert his or her Series A Preferred Stock into Common Stock shall surrender the certificate(s) representing all of the share(s) of Series A Preferred Stock so to be converted, duly endorsed to the Corporation or in blank, at the principal office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he or she elects to convert the same and therein set forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

                                  If the last day of the exercise period of the
         conversion right in the city where the principal place of business of the Corporation (or in the city of the principal office of such other entity as the Corporation shall have designated as the place so to surrender Series A Preferred Stock for conversion, as aforesaid) shall be a legal holiday or a day on which banking institutions are authorized by law to close, then such conversion right may be exercised in such city on the next succeeding day not in such city a legal holiday or a day on which banking institutions are authorized by law to close.

                                        For purposes of this paragraph 4(a),
         the term "Registration Statement" shall mean a registration statement filed by the Corporation with the SEC for a public offering and sale of securities of the





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         Corporation (other than a registration statement on Form S-4 or Form
         S-8, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                                  (b)      Mandatory Conversion.  Each share of
         the Series A Preferred Stock, and all accrued but unpaid dividends, if any, shall automatically and mandatorily convert, without the option of any holder of any share(s) of Series A Preferred Stock or any action of the Corporation, to shares of Common Stock in accordance with the Conversion Ratio (defined below) as of the close of business of the date (the "Automatic Conversion Date") which ends a five-consecutive trading-day period on which a quote is available (such trade dates need not occur an consecutive business days if no quote is available for a given business day) during which the average of the bid and ask price of the Common Stock on the OTC Bulletin Board ("OTCBB") (or any successor thereto) or on the NASDAQ Small-Cap Market(R), if then admitted for trading thereon (or the average of the last reported sale price on the Nasdaq National Market(R) System ("Nasdaq-NMS") or other national stock exchange on which the Common Stock is principally traded, if the Common Stock is then listed or admitted for trading on the Nasdaq-NMS or such other exchange), equals or exceeds $4.00 per share. The term "principally traded" as used in the preceding sentence shall refer to that national securities exchange or Nasdaq-NMS, if any, on which the greatest number of shares of Common Stock have been traded during such five-day period.

                                  As soon as practicable after the Automatic
         Conversion Date, the Corporation shall provide each holder of record of Series A Preferred Stock with notice of the automatic conversion and the Automatic Conversion Date and call upon the holders to surrender to the Corporation, in the manner and at the place designated, the certificate(s) representing shares of the Series A Preferred Stock. Such notice shall be by mail to each holder of the Series A Preferred Stock at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the holder for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Notwithstanding any failure by a holder to deliver the certificates representing his or her shares of Series A





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         Preferred Stock, after the Automatic Conversion Date all such certificates of the Series A Preferred Stock shall be deemed to represent the appropriate number of shares of Common Stock. Notwithstanding any provision contained in this paragraph 4(b), no share of the Series A Preferred Stock called for redemption pursuant to paragraph 5 hereof shall automatically and mandatorily convert at any time after the Corporation has provided notice of its intent to redeem such shares pursuant to paragraph 5 hereof, unless the Corporation shall provide notice to the holder on or before the date specified for redemption of such shares of Series A Preferred Stock that it elects to have the mandatory conversion provisions of this paragraph 4(b) apply and override the Corporation's notice of redemption (the "Notice of Cancellation"). Unless such Notice of Cancellation is provided, the automatic and mandatory conversion under this paragraph 4(b) shall cease and terminate with respect to all shares of Series A Preferred Stock so called for redemption at the close of business on the date that the Corporation provides notice of such redemption pursuant to Paragraph 5 hereof. The Corporation's redemption, including any related notice to redeem, of certain shares of the Series A Preferred Stock shall have no effect on the automatic and mandatory conversion under paragraph 4(b) of those other shares of Series A Preferred Stock with respect to which notice of redemption was not provided.

                                  (c)      Additional Provisions Applicable to
         All Conversions. Any conversion of Series A Preferred Stock into Common Stock pursuant to this paragraph 3 shall be subject to the following additional terms and provisions:

                                           (1)     All shares of the Series A
         Preferred Stock and all accrued but unpaid dividends, if any, shall be convertible (or, as the case may be, automatically converted) into Common Stock at the rate of two and 50/100 dollars ($2.50) per share of Common Stock (initially equivalent to a rate of forty (40) shares of Common Stock for each share of Series A Preferred Stock based on the stated value of $100 of the Series A Preferred Stock) (the "Conversion Ratio"), subject to the adjustments set forth in this paragraph 4(c) below.






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                                        (2)     Subject to compliance with all
         applicable securities laws, as soon as practicable after the surrender for conversion of any certificate(s) representing Series A Preferred Stock (in the case of an elective conversion) or after the Automatic Conversion Date (in the case of an automatic conversion), the Corporation shall deliver or cause to be delivered at the principal office of the Corporation (or such other place as may be designated by the Corporation), to each holder of Series A Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Except as otherwise provided herein, shares of the Series A Preferred Stock shall be deemed to have been converted, in the case of an elective conversion pursuant to paragraph 4(a), as of the close of business on the date of the surrender for conversion of the certificates representing Series A Preferred Stock, or in the case of an automatic conversion pursuant to paragraph 4(b), as of the close of business on the Automatic Conversion Date, and in either case the rights of such holders of the Series A Preferred Stock shall cease, and the person(s) in whose name(s) the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder(s) of such Common Stock, at such time, or if such day shall not constitute a business day, then the close of business on the next succeeding business day.

                                        (3)     The Corporation shall not be
         required to issue any fractions of shares of Common Stock upon conversions of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion of such Series A Preferred Stock shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered. If any interest in a fractional share of Common Stock would otherwise be deliverable upon the conversion of any shares of Series A Preferred Stock, the Corporation shall make adjustment for such fractional share interest by payment of an amount in cash equal to the same fraction of the value of a full share of Common Stock of the Corporation as determined by the Corporation, which determination shall be conclusive.





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                                        (4)     In the event that the
         Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock prior to the occurrence of such event shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

                                        (5)     In the event that the
         Corporation shall be consolidated with or merged into any other corporation, provision shall be made as part of the terms of such consolidation or merger so that any holder of Series A Preferred Stock may thereafter receive in lieu of Common Stock otherwise issuable to him upon conversion of his or her Series A Preferred Stock, but only in accordance with the conversion ratio stated in this paragraph 4, the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock.

                                        (6)     In the event that the
         Corporation shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock of the Corporation issuable upon any conversion of the Series A Preferred Stock shall be proportionately increased, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                                        (7)     Such adjustments shall be made
         successively if more than one event listed in paragraphs 4(c)(4), (5) or (6) shall occur; provided, however, that no adjustment need be made by the Corporation until such adjustments cumulatively aggregate at least five percent (5%) of the then current Conversion Ratio.

                                        (8)     No adjustment of the Conversion
         Ratio shall be made by any event or occurrence other than those enumerated in this paragraph 4(c).







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                                        (9)  The issuance of certificates for
         shares of Common Stock upon conversion of any shares of the Series A Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record as the Series A Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

                          5. Redemption of Preferred Stock. The Series A Preferred Stock of any holder shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, from time to time and at anytime, commencing one year after the date that the Series A Preferred Stock certificate was issued to the original holder of such shares of Series A Preferred Stock. The redemption price shall equal $110, plus all dividends accrued and unpaid on the Series A Preferred Stock so redeemed up to the date fixed for redemption. The Corporation shall give notice of redemption as hereinafter provided.

                          In the event that less than the entire amount of the Series A Preferred Stock outstanding is redeemed at any one time, the shares to be redeemed shall be selected by lot in a manner to be determined by the Board of Directors of the Corporation.

                          The Corporation shall give notice of redemption not less than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption of the Series A Preferred Stock or any part thereof. Such notice shall specify the time and place thereof and shall be given by mail to each holder of record of shares of Series A Preferred Stock chosen for redemption at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received the notice.





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                          Upon such redemption date, or upon such earlier date
         as the Board of Directors shall designate for payment of the redemption price (unless the Corporation shall default in the payment of the redemption price as set forth in such notice), the holders of shares of Series A Preferred Stock selected for redemption to whom notice has been duly given shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no other rights with respect to such shares except the right to convert such shares within the time hereinafter set forth and except the right to receive the moneys payable upon such redemption from, the Corporation or otherwise, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of the certificates, and the shares represented thereby shall no longer be deemed to be outstanding.

                          Upon redemption or conversion of any share of Series A Preferred Stock in the manner set out herein, or upon purchase of any share of Series A Preferred Stock by the Corporation, the shares so acquired by the Corporation shall be cancelled.

                          After giving any notice of redemption and prior to the close of business on the tenth day prior to the redemption date, as hereinafter provided, the holders of the Series A Preferred Stock so called for redemption may convert such stock into Common Stock of the Corporation in accordance with the conversion privileges set forth in paragraph 4(a) hereof.

                          In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Series A Preferred Stock or issue shares of Common Stock as the form of a dividend paid with respect to its Common Stock, the consideration payable upon redemption of the Series A Preferred Stock shall be proportionately decreased in the case of subdivision or increased in the case of a combination or the payment of such a stock dividend, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

                          6.      Voting Rights.





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                                  (a)      Except as otherwise required by law
         or as otherwise specifically provided herein, the holders of the Series A Preferred Stock shall not be entitled to vote at any meeting of the stockholders for the election of directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders.

                                  (b)      If at any time, and from time to
         time, the Corporation shall default in paying two consecutive dividends for a period of more than 30 days as to each dividend payment date (an "Event of Default"), then the holders of the Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect one additional director to the Board of Directors of the Corporation in the manner provided in paragraph 6(d) below, and the holders of shares entitled to vote thereon other than the Series A Preferred Stock shall be entitled to elect the remaining members of the Board of Directors. Such voting rights shall remain vested until all defaults respecting dividends shall have been cured, whereupon (i) the holders of the Series A Preferred Stock shall be divested of such voting right (subject, however, to such voting right at any time or from time to time similarly arising and being divested); (ii) the term of any director then in office elected by the holders of the Series A Preferred Stock shall terminate; and (iii) the number of directors constituting the Board of Directors of the Corporation shall be reduced by the same number by which it was increased at the time the voting rights of the holders of the Series A Preferred Stock arose. Notwithstanding anything to the contrary in this paragraph 6(b), any dividend payment date which forms the basis of an Event of Default subsequently cured in the manner described in the preceding sentence, may not be counted for purposes of determining a subsequent Event of Default. In each instance in which the holders of the Series A Preferred Stock shall be entitled to vote for directors as provided herein, each such holder shall be entitled to one vote for each share of the Series A Preferred Stock held.

                                  (c)      Directors elected by the holders of
         the Series A Preferred Stock shall serve for a term ending on the earlier to occur of (i) the first annual meeting of stockholders of the Corporation following an Event of Default or (ii) until all defaults respecting dividends shall have been cured. At each annual meeting





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         of the Corporation's stockholders following an Event of Default, until such default shall have been cured, the holders of Series A Preferred Stock shall be entitled to elect one director to the Board of Directors of the Corporation.

                                  (d)      At any time when the holders of the
         Series A Preferred Stock shall have thus become entitled to elect directors, any provision of the by-laws of the Corporation to the contrary notwithstanding, a special meeting of the holders of Series A Preferred Stock may be called by the holders of 51% of the Series A Preferred Stock for the purpose of electing directors, by notice being mailed, first class postage prepaid, not less than 10 days prior to the proposed date of such meeting, to each holder of record of Series A Preferred Stock at his address as the same appears on the Corporation's record of holders of the Series A Preferred Stock.

                          At any such special meeting at which the holders of the Series A Preferred Stock shall be entitled to elect directors, the holders of a majority of the then outstanding Series A Preferred Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such director. The person elected by the holders of the Series A Preferred Stock at any meeting held in accordance with the terms of the preceding sentence shall become a director as of the date of such election and, together with the directors remaining in office or such persons, if any, as may be elected by the holders of voting shares other than Series A Cumulative Preferred Stock, shall constitute the Board of Directors of the Corporation. Any director so elected by the holders of the Series A Preferred Stock may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the shares of the Series A Preferred Stock, voting as a single class at a meeting of the stockholders, or of the holders of the Series A Preferred Stock called for that purpose. Any vacancy, whether as a result of removal or otherwise, in the office of a director elected by the holders of the Series A Preferred Stock may be filled by, and shall only be filled by, the majority vote of the holders of the Series A Preferred Stock, voting as a separate class. A meeting for the removal of a director elected by the holders of the Series A Preferred Stock and the filling of the vacancy created thereby or otherwise shall be called, noticed and held in the same manner as provided for in the initial election of such board members.

                                  (e)      Notwithstanding the provisions of
         paragraph 6(d), the election or removal of such directors may be evidenced by one or more written consents executed by the holders of a majority of the then outstanding Series A Preferred Stock without the necessity of a meeting, prior notice, and a formal vote. Within ten
         (10) days after any such meeting or written consent, the holders of the Series A Preferred Stock shall provide written notice to the Corporation of the election, or removal, as the case may be, of such directors.

                                  (f)      Notwithstanding anything herein to
         the contrary, within thirty (30) days of the end of the calendar quarter in which the holders of the Series A Preferred Stock shall have thus become entitled to elect directors, holders of 51% of the Series A Preferred Stock may, by written consent to the Corporation, irrevocably terminate said voting rights. After such written termination, the holders of the Series A Preferred Stock shall not be entitled to vote at any meeting of the stockholders for the election of directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders.

                          7.      Ranking.         As long as any shares of the
         Series A Preferred Stock remain outstanding, the Corporation shall not, without obtaining the prior written consent of the holders of at least a majority in number of the shares of the Series A Preferred Stock then outstanding, create, authorize or issue any other class or series of capital stock of the Corporation, the terms of which provide that such class or series shall rank prior to the Series A Preferred Stock in respect to dividend rights or rights upon dissolution, liquidation or winding up of the Corporation; provided, however, the Corporation may at any time create, authorize or issue, without the consent of any of the holders of the Series A Preferred Stock, other classes or series of capital stock which rank junior to, or on parity with, the Series A Preferred Stock in respect to dividend rights and upon dissolution, liquidation or winding up of the Corporation.






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

          IN WITNESS WHEREOF, Computer Integration Corp., a Delaware corporation, has caused its corporate seal to be affixed hereto and this Certificate of Designation to be signed by its President and Secretary this 12th day of July 1994.

                                 COMPUTER INTEGRATION CORP.



                                 By: /s/ RONALD G. FARRELL
                                     ----------------------------
                                     Ronald G. Farrell, President



                                 By: /s/ JOHN F. CHISTE
                                     ----------------------------
                                     John F. Chiste, Secretary




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
                                Exhibit 4.1(b)

                           COMPUTER INTEGRATION CORP.

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                           RIGHTS, AND LIMITATIONS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK



                 Computer Integration Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

                 That, pursuant to authority conferred upon the Board of Directors of the Corporation ("Board of Directors") by the Certificate of Incorporation of the Corporation (the "Certificate"), and pursuant to the provisions of the Delaware General Corporation Law, said Board of Directors, on July 12, 1994, duly adopted resolutions providing for the issuance of one series, aggregating Two Hundred Fifty (250) shares, of Series B Convertible Preferred Stock, stated value $4,000 and par value $.001 per share, which resolutions are as follows:

                 WHEREAS, the Certificate of Incorporation of the Corporation authorizes for issuance a class of shares of capital stock known as Preferred Stock, par value $.001 per share (the "Preferred Stock"), issuable by the Board of Directors from time to time;

                 WHEREAS, the Certificate of Incorporation of the Corporation authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued Preferred Stock, to fix the number of shares constituting any such class and to determine the designation thereof or any of them; and

                 WHEREAS, the Corporation has not issued any shares of such Preferred Stock and the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a class of said Preferred Stock to be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock").

                 NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series B Preferred Stock as follows:

                                  1. Designation. The designation of the series of stock created by this resolution shall be "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred shall be Two Hundred Fifty (250). Each share of the Series B Preferred Stock shall have a stated value equal to $4,000.00.

                                  2.       Dividends.  No dividends shall be
                 payable with respect to the Series B Preferred Stock.

                                  3.       Liquidation Preference.  In the
                 event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, before the holders of any of the common stock or other classes of preferred stock of the Corporation ranking junior thereto, out of the remaining net assets of the Corporation, the amount of $4,000.00 in cash or in kind for each share of Series B Preferred Stock. After such payment shall have been made in full to the holders of the outstanding Series B Preferred Stock, or funds or assets necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series B Preferred Stock, so as to be and continue to be available therefor, the holders of the outstanding Series B Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation.

                                  In the event that, after payment or provision
                 for payment of the debts and other liabilities of the Corporation and preferences or other rights granted to the holders of Series B Preferred Stock, the remaining net assets of the Corporation are not sufficient to pay the liquidation preference of the holders of the Series B Preferred Stock, then no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of the Series

                 B Preferred Stock upon such liquidation unless proportionate distributive amounts shall be paid on account of each share of the Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares, including other shares of Series B Preferred Stock, are respectively entitled upon such liquidation.

                                  4.       Mandatory Conversion of Preferred
                 Stock. The Series B Preferred Stock of any holder shall be mandatorily convertible, in whole, at the option of the Corporation by resolution of its Board of Directors, at any time, into shares of the Corporation's common stock, par value $.001 per share (the "Common Stock"), at a conversion ratio of Four Thousand (4,000) shares of Common Stock (the "Conversion Ratio") for each share of the Series B Preferred Stock. The Corporation shall give notice of any mandatory conversion as hereinafter provided.

                                  The Corporation shall give notice of any
                 mandatory conversion not less than ten (10) nor more than sixty (60) days prior to the date fixed for mandatory conversion of the Series B Preferred Stock. Such notice shall specify the time and place thereof and shall be given by mail to each holder of record of shares of Series B Preferred Stock chosen for mandatory conversion at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received the notice.

                                  Upon such mandatory conversion date the
                 holders of shares of Series B Preferred Stock selected for mandatory conversion to whom notice has been duly given shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall be deemed shareholders with respect to shares of the Common Stock issuable in connection with such mandatory conversion.

                                  Upon conversion of any share of Series B
                 Preferred Stock in the manner set out herein, the shares of Series B Preferred Stock so acquired by the Corporation shall be cancelled.

                                  5.       Elective Conversion of Preferred
                 Stock into Common Stock. Each holder of record of any share(s) of Series B Preferred Stock shall have the right to convert all, but not less than all, of such holder's share(s) of Series B Preferred Stock, into shares of the Corporation's Common Stock at the same Conversion Ratio as is set forth in Paragraph 4 hereof; PROVIDED, HOWEVER, that no such conversion shall be permitted at any time prior to December 31, 1994.

                                  Any holder of a share or shares of Series B
                 Preferred Stock electing to convert his or her Series B Preferred Stock into Common Stock shall surrender the certificate(s) representing all of the share(s) of Series B Preferred Stock, duly endorsed to the Corporation or in blank, at the principal office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he or she elects to convert the same and therein set forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

                                  Subject to compliance with all applicable
                 securities laws, as soon as practicable after the surrender for elective conversion of any certificate(s) representing Series B Preferred Stock, the Corporation shall deliver or cause to be delivered at the principal office of the Corporation (or such other place as may be designated by the Corporation), to each holder of Series B Preferred Stock, certificates representing the shares of Common Stock issuable upon such elective conversion, issued in such name or names as such holder may direct. Except as otherwise provided herein, shares of the Series B Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender for conversion of the certificates representing Series B Preferred Stock, and the rights of such holders of the Series B Preferred Stock shall cease, and the person(s) in whose name(s) the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder(s) of such Common Stock, at such time, or if such day shall not constitute a business day, then the close of business on the next succeeding business day.

                                  6.    Additional Provisions Applicable to
                 All Conversions. Any conversion of Series B Preferred Stock into Common Stock pursuant to Paragraphs 4 or 5 shall be subject to the following additional terms and provisions:

                                        (a)     The Corporation shall not be
                 required to issue any fractions of shares of Common Stock upon conversions of any shares of Series B Preferred Stock. If any interest in a fractional share of Common Stock would otherwise be deliverable upon the conversion of any shares of Series B Preferred Stock, the Corporation shall make adjustment for such fractional share interest by payment of an amount in cash equal to the same fraction of the value of a full share of Common Stock of the Corporation as determined by the Corporation, which determination shall be conclusive.

                                        (b)     In the event that the
                 Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the Conversion Ratio prior to the occurrence of such event shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

                                        (c)     In the event that the
                 Corporation shall be consolidated with or merged into any other corporation, provision shall be made as part of the terms of such consolidation or merger so that any holder of Series B Preferred Stock may thereafter receive in lieu of Common Stock otherwise issuable to him upon conversion of his or her Series B Preferred Stock, but only in accordance with the conversion ratio stated herein, the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock.

                                        (d)     In the event that the
                 Corporation shall at any time pay to the holders of Common Stock a dividend in Common Stock, the Conversion Ratio shall be proportionately increased, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                                        (e)     Such adjustments shall be made
                 successively if more than one event listed in paragraphs 6(b),
                 (c) or (d) shall occur; provided, however, that no adjustment need be made by the Corporation until such adjustments cumulatively aggregate at least five percent (5%) of the then current Conversion Ratio.

                                        (f)     No adjustment of the Conversion
                 Ratio shall be made by any event or occurrence other than those enumerated in this paragraph 6.

                                        (g)     The issuance of certificates
                 for shares of Common Stock upon conversion of any shares of the Series B Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record as the Series B Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

                                  7.    Voting Rights.  Except as otherwise
                 required by law or as otherwise specifically provided herein, the holders of the Series B Preferred Stock shall not be entitled to vote at any meeting of the stockholders for the election of directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof.

                                  8.       Ranking.         As long as any
                 shares of the Series B Preferred Stock remain outstanding, the Corporation shall not, without obtaining the prior written consent of the holders of at least a majority in number of the shares of the Series B Preferred Stock then outstanding, create, authorize or issue any other class or series of capital stock of the Corporation, the terms of which provide that such class or series shall rank prior to the Series B Preferred Stock in respect to dividend rights or rights upon dissolution, liquidation or winding up of the Corporation; provided, however, the Corporation may at any time create, authorize or issue, without the consent of any of the holders of the Series B Preferred Stock, other classes or series of capital stock which rank junior to, or on parity with, the Series B Preferred Stock in respect to dividend rights and upon dissolution, liquidation or winding up of the Corporation. Without limiting the generality of the foregoing, the Series B Preferred Stock shall rank on parity with the Corporation's Series A 9% Cumulative Convertible Redeemable Preferred Stock with respect to the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or otherwise.

          IN WITNESS WHEREOF, Computer Integration Corp., a Delaware corporation, has caused its corporate seal to be affixed hereto and this Certificate of Designation to be signed by its President and Secretary this 12th day of July 1994.

                                 COMPUTER INTEGRATION CORP.



                                 By: /s/ RONALD G. FARRELL
                                     ----------------------------
                                     Ronald G. Farrell, President



                                 By: /s/ JOHN F. CHISTE
                                     ----------------------------
                                     John F. Chiste, Secretary

                                Exhibit 4.1(c)

                           COMPUTER INTEGRATION CORP.

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
               RIGHTS, AND LIMITATIONS OF SERIES C, 9% CUMULATIVE
                     CONVERTIBLE REDEEMABLE PREFERRED STOCK



                 Computer Integration Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

                 That, pursuant to authority conferred upon the Board of Directors of the Corporation ("Board of Directors") by the Certificate of Incorporation of the Corporation (the "Certificate"), and pursuant to the provisions of the Delaware General Corporation Law, said Board of Directors, on July 12, 1994, duly adopted resolutions providing for the issuance of one series, aggregating Two Hundred Fifty (250) shares, of Series C, 9% Cumulative Convertible Redeemable Preferred Stock (the "Series C Preferred Stock"), stated value $4,000 and par value $.001 per share, which resolutions are as follows:

                 WHEREAS, the Certificate of Incorporation of the Corporation authorizes for issuance a class of shares of capital stock known as Preferred Stock, par value $.001 per share (the "Preferred Stock"), issuable by the Board of Directors from time to time;

                 WHEREAS, the Certificate of Incorporation of the Corporation authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued Preferred Stock, to fix the number of shares constituting any such class and to determine the designation thereof or any of them; and

                 WHEREAS, the Corporation has not issued any shares of such Preferred Stock and the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a class of said Preferred Stock to be designated "Series C, 9% Cumulative Convertible Redeemable Preferred Stock" (the "Series C Preferred Stock").

                 NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series C Preferred Stock as follows:

                          1. Designation. The designation of the series of stock created by this resolution shall be "Series C, 9% Cumulative Convertible Redeemable Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred shall be two hundred fifty (250). Each share of the Series C Preferred Stock shall have a stated value equal to $4,000.

                          2. Dividends. The holders of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of the funds of the Corporation legally available therefore, cumulative dividends at the annual rate of $360 per share, payable $180 per share on each January 31st and July 31st, commencing January 31, 1995. Such dividends shall be payable in cash or in kind. In the year in which shares of Series C Preferred Stock are issued, in the event that the payment date for the purchase of shares of Series C Preferred Stock shall be other than January 31st or July 31st, the initial dividend shall accumulate and be payable pro rata only from the date of payment to the Corporation for the respective shares of Series C Preferred Stock. If the dividend on the Series C Preferred Stock for any dividend period shall not have been paid or set apart in full for the Series C Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for payment for any class of common stock of the Corporation or any other class of preferred stock of the Corporation ranking junior thereto. Accumulations of dividends on the Series C Preferred Stock shall not bear interest.

                          3. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive, before the holders of any of the common stock or other classes of preferred stock of the Corporation ranking junior thereto, out of the remaining net assets of the Corporation, the amount of $4,000 in cash or in kind for each share of Series C Preferred Stock, plus an amount equal to all dividends accrued but unpaid, if any, with respect to each such share up to the date fixed for distribution. After such payment shall have been made in full to the holders of the outstanding Series C Preferred Stock, or funds or assets necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series C Preferred Stock, so as to be and continue to be available therefor, the holders of the outstanding Series C Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation.

                          In the event, after payment or provision for payment of the debts and other liabilities of the corporation, the remaining net assets of the Corporation are not sufficient to pay the liquidation preference of the holders of the Series C Preferred Stock, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of the Series C Preferred Stock upon such liquidation unless proportionate distributive amounts shall be paid on account of each share of the Series C Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares, including other shares of Series C Preferred Stock, are respectively entitled upon such liquidation.

                          4. Conversion of Preferred Stock into Common Stock. Each share of the Series C Preferred Stock shall be under paragraph 4(a) below convertible at the option of the holder thereof and under paragraph 4(b) below automatically and mandatorily converted upon the occurrence of the event described therein; in either event, any such shares of Series C Preferred Stock shall be converted into fully paid and nonassessable shares of the Corporation's common stock, par value $.001 per share (the "Common Stock").

                                  (a)      Elective Conversion.  Subject to any
         other provision of this paragraph 4, each holder of record of any share(s) of Series C Preferred Stock shall have the right to convert such holder's share(s) of Series C Preferred Stock, in whole or in part, including all accrued but unpaid dividends, if any, in accordance with the Conversion Ratio (defined below), subject to the adjustments set forth below, at his or her option, at any time and from time to time after the date that the Corporation increases the number of authorized shares of

         Common Stock to at least ten million (10,000,000) shares of Common Stock (whether by amendment of its Articles of Incorporation, merger into another corporation with such amount of authorized shares of common stock, or otherwise).

                                  In case any shares of Series C Preferred
         Stock shall have been called for redemption pursuant to paragraph 5 hereof, any election to convert under this paragraph 4(a) with respect to the shares so called for redemption shall cease and terminate at the close of business on the tenth day prior to the date fixed for the redemption of such shares, unless default shall be made in the payment of the redemption price.

                                  Any holder of a share or shares of Series C
         Preferred Stock electing to convert his or her Series C Preferred Stock into Common Stock shall surrender the certificate(s) representing all of the share(s) of Series C Preferred Stock so to be converted, duly endorsed to the Corporation or in blank, at the principal office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he or she elects to convert the same and therein set forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

                                  If the last day of the exercise period of the
         conversion right in the city where the principal place of business of the Corporation (or in the city of the principal office of such other entity as the Corporation shall have designated as the place so to surrender Series C Preferred Stock for conversion, as aforesaid) shall be a legal holiday or a day on which banking institutions are authorized by law to close, then such conversion right may be exercised in such city on the next succeeding day not in such city a legal holiday or a day on which banking institutions are authorized by law to close.

                                  (b)      Mandatory Conversion.  Each share of
         the Series C Preferred Stock, and all accrued but unpaid dividends, if any, shall automatically and mandatorily convert, without the option of any holder of any share(s) of Series C Preferred Stock or any action of the Corporation, to shares of Common Stock in accordance with the Conversion Ratio (defined below) as of the close of business of the date (the "Automatic Conversion Date") which ends a five-consecutive trading-day period on which a quote is available (such trade dates need not occur on consecutive business days if no quote is available for a given business day) during which the average of the bid and ask price of the Common Stock on the OTC Bulletin Board ("OTCBB") (or any successor thereto) or on the NASDAQ Small-Cap Market(R), if then admitted for trading thereon (or the average of the last reported sale price on the Nasdaq National Market(R) System ("Nasdaq-NMS") or other national stock exchange on which the Common Stock is principally traded, if the Common Stock is then listed or admitted for trading on the Nasdaq-NMS or such other exchange), equals or exceeds $4.00 per share. The term "principally traded" as used in the preceding sentence shall refer to that national securities exchange or Nasdaq-NMS, if any, on which the greatest number of shares of Common Stock have been traded during such five-day period.

                                  As soon as practicable after the Automatic
         Conversion Date, the Corporation shall provide each holder of record of Series C Preferred Stock with notice of the automatic conversion and the Automatic Conversion Date and call upon the holders to surrender to the Corporation, in the manner and at the place designated, the certificate(s) representing shares of the Series C Preferred Stock. Such notice shall be by mail to each holder of the Series C Preferred Stock at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the holder for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Notwithstanding any failure by a holder to deliver the certificates representing his or her shares of Series C Preferred Stock, after the Automatic Conversion Date all such certificates of the Series C Preferred Stock shall be deemed to represent the appropriate number of shares of Common Stock. Notwithstanding any provision contained in this paragraph 4(b), no share of the Series C Preferred Stock called for redemption pursuant to paragraph 5 hereof shall automatically and mandatorily convert at any time after the Corporation has provided notice of its intent to redeem such shares pursuant to paragraph 5 hereof, unless the Corporation shall provide notice to the holder on or before the date specified for redemption of such shares of Series C Preferred Stock that it elects to have the mandatory conversion provisions of this paragraph 4(b) apply and override the Corporation's notice of redemption (the "Notice of Cancellation"). Unless such Notice of

         Cancellation is provided, the automatic and mandatory conversion under this paragraph 4(b) shall cease and terminate with respect to all shares of Series C Preferred Stock so called for redemption at the close of business on the date that the Corporation provides notice of such redemption pursuant to Paragraph 5 hereof. The Corporation's redemption, including any related notice to redeem, of certain shares of the Series C Preferred Stock shall have no effect on the automatic and mandatory conversion under paragraph 4(b) of those other shares of Series C Preferred Stock with respect to which notice of redemption was not provided.

                                  (c)   Additional Provisions Applicable to
         All Conversions. Any conversion of Series C Preferred Stock into Common Stock pursuant to this paragraph 3 shall be subject to the following additional terms and provisions:

                                        (1)     All shares of the Series C
         Preferred Stock and all accrued but unpaid dividends, if any, shall be convertible (or, as the case may be, automatically converted) into Common Stock at the rate of one and 00/100 dollar ($1.00) per share of Common Stock (initially equivalent to a rate of four thousand (4,000) shares of Common Stock for each share of Series C Preferred Stock based on the stated value of $4,000 of the Series C Preferred Stock) (the "Conversion Ratio"), subject to the adjustments set forth in this paragraph 4(c) below.

                                        (2)     Subject to compliance with all
         applicable securities laws, as soon as practicable after the surrender for conversion of any certificate(s) representing Series C Preferred Stock (in the case of an elective conversion) or after the Automatic Conversion Date (in the case of an automatic conversion), the Corporation shall deliver or cause to be delivered at the principal office of the Corporation (or such other place as may be designated by the Corporation), to each holder of Series C Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Except as otherwise provided herein, shares of the Series C Preferred Stock shall be deemed to have been converted, in the case of an elective conversion pursuant to paragraph 4(a), as of the close of business on the date of the surrender for conversion of the certificates representing Series C Preferred Stock, or in the case of an automatic conversion pursuant to paragraph 4(b), as of the close of business on the Automatic Conversion Date, and in either case the rights of such holders of the Series C Preferred Stock shall cease, and the person(s) in whose name(s) the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder(s) of such Common Stock, at such time, or if such day shall not constitute a business day, then the close of business on the next succeeding business day.

                                        (3)     The Corporation shall not be
         required to issue any fractions of shares of Common Stock upon conversions of any shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion of such Series C Preferred Stock shall be computed on the basis of the aggregate number of shares of the Series C Preferred Stock so surrendered. If any interest in a fractional share of Common Stock would otherwise be deliverable upon the conversion of any shares of Series C Preferred Stock, the Corporation shall make adjustment for such fractional share interest by payment of an amount in cash equal to the same fraction of the value of a full share of Common Stock of the Corporation as determined by the Corporation, which determination shall be conclusive.

                                        (4)     In the event that the
         Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of any shares of Series C Preferred Stock prior to the occurrence of such event shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

                                        (5)     In the event that the
         Corporation shall be consolidated with or merged into any other corporation, provision shall be made as part of the terms of such consolidation or merger so that any holder of Series C Preferred Stock may thereafter receive in lieu of Common Stock otherwise issuable to him upon conversion of his or her Series C Preferred Stock, but only in accordance with the conversion ratio stated in this paragraph 4, the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock.

                                        (6)     In the event that the
         Corporation shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock of the Corporation issuable upon any conversion of the Series C Preferred Stock shall be proportionately increased, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                                        (7)     Such adjustments shall be made
         successively if more than one event listed in paragraphs 4(c)(4), (5) or (6) shall occur; provided, however, that no adjustment need be made by the Corporation until such adjustments cumulatively aggregate at least five percent (5%) of the then current Conversion Ratio.

                                        (8)     No adjustment of the Conversion
         Ratio shall be made by any event or occurrence other than those enumerated in this paragraph 4(c).

                                        (9)  The issuance of certificates for
         shares of Common Stock upon conversion of any shares of the Series C Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record as the Series C Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

                          5. Redemption of Preferred Stock. The Series C Preferred Stock of any holder shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, from time to time and at anytime, commencing one year after the date that the Series C Preferred Stock certificate was issued to the original holder of such shares of Series C Preferred Stock. The redemption price shall equal $4,400, plus all dividends accrued and unpaid on the Series C Preferred Stock so redeemed up to the date fixed for redemption. The Corporation shall give notice of redemption as hereinafter provided.

                          In the event that less than the entire amount of the Series C Preferred Stock outstanding is redeemed at any one time, the shares to be redeemed shall be selected by lot in a manner to be determined by the Board of Directors of the Corporation.

                          The Corporation shall give notice of redemption not less than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption of the Series C Preferred Stock or any part thereof. Such notice shall specify the time and place thereof and shall be given by mail to each holder of record of shares of Series C Preferred Stock chosen for redemption at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received the notice.

                          Upon such redemption date, or upon such earlier date as the Board of Directors shall designate for payment of the redemption price (unless the Corporation shall default in the payment of the redemption price as set forth in such notice), the holders of shares of Series C Preferred Stock selected for redemption to whom notice has been duly given shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no other rights with respect to such shares except the right to convert such shares within the time hereinafter set forth and except the right to receive the moneys payable upon such redemption from, the Corporation or otherwise, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of the certificates, and the shares represented thereby shall no longer be deemed to be outstanding.

                          Upon redemption or conversion of any share of Series C Preferred Stock in the manner set out herein, or upon purchase of any share of Series C Preferred Stock by the Corporation, the shares so acquired by the Corporation shall be cancelled.

                          After giving any notice of redemption and prior to the close of business on the tenth day prior to the redemption date, as hereinafter provided, the holders of the Series C Preferred Stock so called for redemption may convert such stock into Common Stock of the Corporation in accordance with the conversion privileges set forth in paragraph 4(a) hereof.

                          In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Series C Preferred Stock or issue shares of Common Stock as the form of a dividend paid with respect to its Common Stock, the consideration payable upon redemption of the Series C Preferred Stock shall be proportionately decreased in the case of subdivision or increased in the case of a combination or the payment of such a stock dividend, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

                          6.      Voting Rights.

                                  (a)      Except as otherwise required by law
         or as otherwise specifically provided herein, the holders of the Series C Preferred Stock shall not be entitled to vote at any meeting of the stockholders for the election of directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders.

                                  (b)      If at any time, and from time to
         time, the Corporation shall default in paying two consecutive dividends for a period of more than 30 days as to each dividend payment date (an "Event of Default"), then the holders of the Series C Preferred Stock shall have the exclusive right, voting separately as a class, to elect one additional director to the Board of Directors of the Corporation in the manner provided in paragraph 6(d) below, and the holders of shares entitled to vote thereon other than the Series C Preferred Stock shall be entitled to elect the remaining members of the Board of Directors. Such voting rights shall remain vested until all defaults respecting dividends shall have been cured, whereupon (i) the holders of the Series C Preferred Stock shall be divested of such voting right (subject, however, to such voting right at any time or from time to time similarly arising and being divested); (ii) the term of any director then in office elected by the holders of the Series C Preferred Stock shall terminate; and (iii) the number of directors constituting the Board of Directors of the Corporation shall be reduced by the same number by which it was increased at the time the voting rights of the holders of the Series C Preferred Stock arose. Notwithstanding anything to the contrary in this paragraph 6(b), any dividend payment date which forms the basis of an Event of Default subsequently cured in the manner described in the preceding sentence, may not be counted for purposes of determining a subsequent Event of Default. In each instance in which the holders of the Series C Preferred Stock shall be entitled to vote for directors as provided herein, each such holder shall be entitled to one vote for each share of the Series C Preferred Stock held.

                                  (c)      Directors elected by the holders of
         the Series C Preferred Stock shall serve for a term ending on the earlier to occur of (i) the first annual meeting of stockholders of the Corporation following an Event of Default or (ii) until all defaults respecting dividends shall have been cured. At each annual meeting of the Corporation's stockholders following an Event of Default, until such default shall have been cured, the holders of Series C Preferred Stock shall be entitled to elect one director to the Board of Directors of the Corporation.

                                  (d)      At any time when the holders of the
         Series C Preferred Stock shall have thus become entitled to elect directors, any provision of the by-laws of the Corporation to the contrary notwithstanding, a special meeting of the holders of Series C Preferred Stock may be called by the holders of 51% of the Series C Preferred Stock for the purpose of electing directors, by notice being mailed, first class postage prepaid, not less than 10 days prior to the proposed date of such meeting, to each holder of record of

         Series C Preferred Stock at his address as the same appears on the Corporation's record of holders of the Series C Preferred Stock.

                          At any such special meeting at which the holders of the Series C Preferred Stock shall be entitled to elect directors, the holders of a majority of the then outstanding Series C Preferred Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such director. The person elected by the holders of the Series C Preferred Stock at any meeting held in accordance with the terms of the preceding sentence shall become a director as of the date of such election and, together with the directors remaining in office or such persons, if any, as may be elected by the holders of voting shares other than Series C Cumulative Preferred Stock, shall constitute the Board of Directors of the Corporation. Any director so elected by the holders of the Series C Preferred Stock may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the shares of the Series C Preferred Stock, voting as a single class at a meeting of the stockholders, or of the holders of the Series C Preferred Stock called for that purpose. Any vacancy, whether as a result of removal or otherwise, in the office of a director elected by the holders of the Series C Preferred Stock may be filled by, and shall only be filled by, the majority vote of the holders of the Series C Preferred Stock, voting as a separate class. A meeting for the removal of a director elected by the holders of the Series C Preferred Stock and the filling of the vacancy created thereby or otherwise shall be called, noticed and held in the same manner as provided for in the initial election of such board members.

                                  (e)      Notwithstanding the provisions of
         paragraph 6(d), the election or removal of such directors may be evidenced by one or more written consents executed by the holders of a majority of the then outstanding Series C Preferred Stock without the necessity of a meeting, prior notice, and a formal vote. Within ten
         (10) days after any such meeting or written consent, the holders of the Series C Preferred Stock shall provide written notice to the Corporation of the election, or removal, as the case may be, of such directors.

                                  (f)      Notwithstanding anything herein to
         the contrary, within thirty (30) days of the end of the calendar quarter in which the holders of the Series C Preferred Stock shall have thus become entitled to elect directors, holders of 51% of the Series C Preferred Stock may, by written consent to the Corporation, irrevocably terminate said voting rights. After such written termination, the holders of the Series C Preferred Stock shall not be entitled to vote at any meeting of the stockholders for the election of directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders.

                          7.      Ranking.         As long as any shares of the
         Series C Preferred Stock remain outstanding, the Corporation shall not, without obtaining the prior written consent of the holders of at least a majority in number of the shares of the Series C Preferred Stock then outstanding, create, authorize or issue any other class or series of capital stock of the Corporation, the terms of which provide that such class or series shall rank prior to the Series C Preferred Stock in respect to dividend rights or rights upon dissolution, liquidation or winding up of the Corporation; provided, however, the Corporation may at any time create, authorize or issue, without the consent of any of the holders of the Series C Preferred Stock, other classes or series of capital stock which rank junior to, or on parity with, the Series C Preferred Stock in respect to dividend rights and upon dissolution, liquidation or winding up of the Corporation. Without limiting the generality of the foregoing, the Series C Preferred Stock shall rank on parity with: (i) the Corporation's Series A 9% Cumulative Convertible Redeemable Preferred Stock with respect to dividends and the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or otherwise and
         (ii) the Corporation's Series B Convertible Preferred Stock with respect to the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or otherwise.

          IN WITNESS WHEREOF, Computer Integration Corp., a Delaware corporation, has caused its corporate seal to be affixed hereto and this Certificate of Designation to be signed by its President and Secretary this 12th day of July 1994.

                                 COMPUTER INTEGRATION CORP.



                                 By: /s/ RONALD G. FARRELL
                                     ----------------------------
                                     Ronald G. Farrell, President


                                 By: /s/ JOHN F. CHISTE
                                     ----------------------------
                                     John F. Chiste, Secretary

                                Exhibit 4.1(d)

                         COMPUTER INTEGRATION CORP.




- --------------------------------------------------------------------------------
                          1994 EMPLOYEE INCENTIVE PLAN
- --------------------------------------------------------------------------------

                               Table of Contents


                                                                                                                      Page
                                                                                                                      ----
ARTICLE I                   Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II                  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE III                 Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV                  Share Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE V                   Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE VI                  Stock Appreciation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VII                 Restricted Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VIII                Performance Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE IX                  Performance Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE X                   Other Stock Based Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE XI                  Non-Transferability and Termination Provisions  . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE XII                 Change in Control Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE XIII                Termination or Amendment of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE XIV                 Unfunded Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE XV                  General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE XVI                 Effective Date of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE XVII                Term of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE XVIII               Name of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


                          COMPUTER INTEGRATION CORP.

                          --------------------------

                         1994 EMPLOYEE INCENTIVE PLAN

                          --------------------------

                                  ARTICLE I
                                   Purpose

         The purpose of this 1994 Stock Bonus Plan (the "Plan") is to enable Computer Integration Corp. (the "Company") to offer key employees of the Company and Designated Subsidiaries (defined below) performance-based stock incentives and other equity interests in the Company and other incentive awards thereby creating a means to raise the level of stock ownership by key employees, which is low in comparison to companies that are similarly situated to the Company, in order to attract, retain and reward such key employees, and strengthen the mutuality of interests between key employees and the Company's shareholders.


                                  ARTICLE II
                                 Definitions

         For purposes of this Plan, the following terms shall have the following meanings:

         2.1 "AWARD" shall mean any award under this Plan of any Stock Appreciation Right, Restricted Stock, Performance Shares, Performance Units or Other Stock-Based Award. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

         2.2     "BOARD" shall mean the Board of Directors of the Company.

         2.3 "CAUSE" shall mean, with respect to a Participant's Termination of Employment, (1) in the case where there is no employment agreement between the Company and the Participant, termination due to a Participant's dishonesty, fraud, insubordination or refusal to perform services for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or Designated Subsidiary; or
(2) in the case where there is an employment agreement between the Company and the Participant, termination that is or would be deemed to be for cause under such employment agreement.

         2.4     "CHANGE IN CONTROL" shall have the meaning set forth in
Article XII.

         2.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         2.6 "COMMON STOCK" means the Common Stock, $.001 par value per share, of the Company.

         2.7     "DESIGNATED SUBSIDIARY" shall mean a subsidiary, as defined in
Section 424(f) of the Code, of the Company which has been designated from time to time by the Board to participate in the Plan.

         2.8 "DISABILITY" shall mean total and permanent disability, as defined in Section 22(e)(3) of the Code.

         2.9 "ELIGIBLE EMPLOYEES" shall mean the employees of the Company and the Designated Subsidiaries who are eligible pursuant to Section 5.1 to be granted Awards under this Plan.

         2.10    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934.

         2.11 "FAIR MARKET VALUE" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales prices reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradeable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set by the Committee on the advice of a registered investment adviser (as defined under Investment Advisers Act of 1940) in good faith or some other expert in valuation selected by the Board.

         2.12 "GOOD REASON" shall mean, with respect to a Participant's Termination of Employment, termination due to "good reason," as may be, and if specifically provided in, any employment agreement between the Company and the Participant, or such other voluntary termination as the Committee, in its sole discretion, decides to treat as a Good Reason termination.

         2.13 "OTHER STOCK-BASED AWARD" shall mean an Award under this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

         2.14 "PARTICIPANT" shall mean the following persons to whom an Award has been made pursuant to this Plan: Eligible Employees of the Company and Designated Subsidiaries.

         2.15    "PERFORMANCE CYCLE" shall have the meaning set forth in
Section 10.1.

         2.16    "PERFORMANCE PERIOD" shall have the meaning set forth in
Section 9.1.

         2.17    "PERFORMANCE SHARE" shall mean an Award made pursuant to
Article VIII of this Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

         2.18    "PERFORMANCE UNIT" shall mean an Award made pursuant to
Article IX of this Plan of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both.

         2.19 "RESTRICTED STOCK" shall mean an Award of shares of Common Stock under this Plan that is subject to restrictions under Article VII.

         2.20 "RESTRICTION PERIOD" shall have the meaning set forth in Subsection 8.3(a).

         2.21 "RETIREMENT" shall mean Termination of Employment without Cause from the Company and/or a Designated Subsidiary by a Participant who is at least age sixty-five (65) or such earlier date after age fifty-five (55) as approved by the Committee with regard to such Participant.

         2.22 "STOCK APPRECIATION RIGHT" shall mean the right pursuant to an Award granted under Article VI. A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in cash or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock as of the date such Right is exercised, and (y) the aggregate exercise price of such Right. The aggregate exercise price of a Non-Tandem Stock Appreciation Right shall be based on a percentage (designated by the Committee, in its sole discretion) of Fair Market Value of a share of Common Stock as of the date such Right is awarded, or, any other date that Committee may, in its sole discretion, choose.

         2.23 "TEN PERCENT STOCKHOLDER" shall mean a person owning Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as defined in
Section 422 of the Code.

         2.24 "TERMINATION OF EMPLOYMENT" shall mean (1) a termination of service for reasons other than a military or personal leave of absence granted by the Company or a transfer of a Participant from or among the Company and its subsidiaries, as defined under Section 424(f) of the Code; or (2) when a subsidiary, with respect to which is employing a Participant, ceases to be a subsidiary, as defined under Section 424(f) of the Code.

         2.25 "TRANSFER" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

         2.26    "WITHHOLDING ELECTION" shall have the meaning set forth in
Section 15.4.


                                  ARTICLE III
                                 Administration

         3.1 THE COMMITTEE. The Plan shall be administered and interpreted by the Committee.

         3.2 AWARDS. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Employees: (i) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Shares, (v) Performance Units, and (vi) Other Stock-Based Awards. In particular, the Committee shall have the authority:

         (a) to select the Eligible Employees to whom Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units and Other Stock-Based Awards may from time to time be granted hereunder;

         (b) to determine whether and to what extent Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units and Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees;

         (c) to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

         (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

         (e) to determine whether, to what extent and under what circumstances grants of Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

         (f) to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Participants in order to purchase shares of Common Stock under the Plan; and

         (g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant.

         3.3 GUIDELINES. Subject to Article XV hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect.

         3.4 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

         3.5 RELIANCE ON COUNSEL. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

         3.6 PROCEDURES. If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members.
Any decision or determination reduced to writing and signed by all the Committee members shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.


                                   ARTICLE IV
                                Share Limitation

         4.1 SHARES. The aggregate number of shares of Common Stock which may be issued under this Plan or with respect to which other Awards may be granted shall not exceed 5,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company.

         4.2     CHANGES.

         (a) In the event of any change in the capital stock of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, reclassification of its capital stock, issuance of warrants or options to purchase any Common Stock or securities convertible into Common Stock, or any similar change affecting the capital stock of the Company; then the aggregate number and kind of shares which thereafter may be issued under this Plan and the number and kind of shares subject to other outstanding Awards (including but not limited to Awards of Restricted Stock, Performance Shares and Other Stock-Based Awards) granted under this Plan, shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

         (b) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional Shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         (c) Subject to Section 4.2(d), if the Company merges or consolidates with one or more corporations, then, from and after the effective date of such merger or consolidation, upon exercise of Awards theretofore granted, the Participant shall be entitled to acquire under such Awards in lieu of the number of shares of Common Stock as to which such Awards shall then be exercisable but on the same terms and conditions of exercise thereof, the number and class of shares of Common Stock and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of shares of Common Stock receivable upon exercise of such Awards (whether or not then exercisable) had such merger or consolidation not occurred.

         (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Awards, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant, providing that, during at least the twenty (20) days prior to the Acquisition Event, each Participant shall have the right to exercise in full all of his or her Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs and the Committee does not terminate the outstanding Awards pursuant to the preceding sentence, then the provisions of Section 4.2(c) shall apply.

         4.3 PURCHASE PRICE. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than par value. Notwithstanding the foregoing limitation, such consideration may consist of services actually rendered to the Company or its Designated Subsidiaries.


                                   ARTICLE V
                                  Eligibility

         5.1 Key employees of the Company and its Designated Subsidiaries who are not subject to the provisions of Section 16 of the Exchange Act by virtue of their relationship to the Company or their beneficial ownership of shares of the Company's capital stock are eligible to be granted Awards under this Plan. Eligibility under this Plan shall be determined by the Committee.

                                   ARTICLE VI
                           Stock Appreciation Rights

         6.1 NON-TANDEM STOCK APPRECIATION RIGHTS. Non-Tandem Stock Appreciation Rights may be granted without reference to any stock options granted by the Company.

         6.2 TERMS AND CONDITIONS OF NON-TANDEM STOCK APPRECIATION RIGHTS. Non-Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article XI and the following:

         (a) TERM. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the Right is granted.

         (b) EXERCISABILITY. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that any Right shall not be exercisable prior to the first anniversary date of its term, except that this special limitation shall not apply to an exercise for shares of Common Stock in the event of death or Disability of the Participant prior to expiration of this one
                 (1) year period. If the Committee provides, in its discretion, that any such Right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitation on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which Rights may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

         (c) METHOD OF EXERCISE. Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of Rights to be exercised.

         (d) PAYMENT. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each Right exercised, up to, but no more than, an amount in cash and/or shares of Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the Right is exercised over the Fair Market Value of one (1) share of Common Stock on the date the Right was awarded to the Participant.

         6.3 LIMITED STOCK APPRECIATION RIGHTS. The Committee may, in its sole discretion, grant Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash an amount equal to the amount (1) set forth in Section 6.2(d) with respect to Tandem Stock Appreciation Rights or (2) set forth in Section 6.4(d) with respect to Non-Tandem Stock Appreciation Rights.


                                  ARTICLE VII
                                Restricted Stock

         7.1 AWARDS OF RESTRICTED STOCK. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

         The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. Notwithstanding any provision contained herein to the contrary, Awards of Restricted Stock granted under the Plan shall be limited to two percent (2%) of the outstanding shares of Common Stock of the Company at any time but not less than the amount issued as of such date, except that such limitation on Awards of Restricted Stock shall not apply to any of the following Awards and none of the following Awards shall count toward the restriction:

                 (1) Awards of Restricted Shares granted in lieu of cash bonuses;

                 (2) Awards of Restricted Shares that are used to settle Non-Tandem Stock Appreciation Rights;

                 (3) Awards of Restricted Stock that vest pursuant to performance-based standards; and

                 (4) Awards of Restricted Stock where the Participant is required to purchase shares of Restricted Stock at a price per share that is more than 75% of the Fair Market Value of the Common Stock at the time of grant.

         7.2 AWARDS AND CERTIFICATES. The prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to Article XII and the following conditions:

         (a) PURCHASE PRICE. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be less than their par value and may be zero, to the extent permitted by applicable law.

         (b) ACCEPTANCE. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

         (c) LEGEND. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                 "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Computer Integration Corp. (the "Company") 1994 Employee Incentive Plan and an Agreement entered into between the registered owner and the Company dated _____________. Copies of such Plan and Agreement are on file at the principal office of the Company."

         (d) CUSTODY. The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

         7.3 RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to Article XI and the following restrictions and conditions:

         (a) RESTRICTION PERIOD; VESTING AND ACCELERATION OF VESTING. Subject to the provisions of this Plan and the Award agreement, during a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan; provided, however, that, except as provided in Article III and Sections 4.2(d) and 11.7, the Restriction Period for shares of Restricted Stock (other than shares described in Section 7.1(1) through (4)) shall require that such shares shall not vest until the expiration of at least three (3) years after the date of the grant of Restricted Stock. Notwithstanding the foregoing, the special three (3) year vesting limitation shall not apply in the event of death or Disability prior to the expiration of the three (3) year vesting period. Within these limits, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of such Award.

         (b)     RIGHTS AS SHAREHOLDER.  Except as provided in this subsection
                 (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The

                 Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred.

         (c) LAPSE OF RESTRICTIONS. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant.

                                  ARTICLE VIII
                               Performance Shares

         8.1 AWARD OF PERFORMANCE SHARES. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Shares will be deferred or postponed, and the other terms and conditions of the Award in addition to those set forth in Section 8.2. Notwithstanding any provision herein to the contrary, in no event shall a Performance Period be less than three (3) years from date Performance Shares are granted.

         The Committee may condition the grant or vesting of Performance Shares upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

         8.2 TERMS AND CONDITIONS. Performance Shares awarded pursuant to this Article VIII shall be subject to Article XI and the following terms and conditions:

         (a) VESTING. At the expiration of the Performance Period or the achievement of certain specified performance goals, the Committee shall determine the extent to which the performance goals have been achieved and the percentage of the Performance Shares of each Participant that have vested.

         (b) DIVIDENDS. Unless otherwise determined by the Committee at the time of Award, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

         (c) PAYMENT. Subject to the provisions of the Award agreement and this Plan, at the expiration of the Performance Period, share certificates (including, without limitation, Restricted Stock) and/or cash of an equivalent value (as the Committee may determine in its sole discretion with respect to the payment form or value) shall be delivered to the Participant, or his legal representative, in a number equal to the vested shares covered by the Performance Share Award.

         (d) ACCELERATED VESTING. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Share Award and/or waive the deferral limitations for all or any part of such Award.

                                   ARTICLE IX
                               Performance Units

         9.1 AWARD OF PERFORMANCE UNITS. Performance Units may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a Participant's right to Performance Units will be vested, the ability of Participants to defer the receipt of payment of such Units, and the other terms and conditions of the Award in addition to those set forth in Section 9.2. Notwithstanding any provision herein to the contrary, in no event shall a Performance Cycle be less than three (3) years from the date Performance Units are granted.

         A Performance Unit shall have a fixed dollar value.

         The Committee may condition the grant or vesting of Performance Units upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

         9.2 TERMS AND CONDITIONS. The Performance Units awarded pursuant to this Article IX shall be subject to Article XI and the following terms and conditions:

         (a) VESTING. At the expiration of the Performance Cycle or the achievement of certain specified performance goals, the Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each Participant that have vested.

         (b) PAYMENT. Subject to the applicable provisions of the Award agreement and this Plan, at the expiration of the Performance Cycle, cash and/or share certificates (including, without limitation, Restricted Stock) of an equivalent value (as the Committee may determine in its sole discretion with respect to the payment form or value) shall be delivered to the Participant, or his legal representative, in payment of the vested Performance Units covered by the Performance Unit Award.

         (c) ACCELERATED VESTING. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Unit Award and/or waive the deferral limitations for all or any part of such Award.

                                   ARTICLE X
                            Other Stock Based Awards

         10.1 OTHER AWARDS. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), including, without limitation, Awards valued by reference to subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

         Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

         10.2 TERMS AND CONDITIONS. Other Stock-Based Awards made pursuant to this Article X shall be subject to Article XI and the following terms and conditions:

         (a) DIVIDENDS. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this
                 Article X shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

         (b) VESTING. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

         (c) WAIVER OF LIMITATION. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article.

         (d)     PRICE.  Common Stock issued on a bonus basis under this
                 Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced as determined by the Committee.


                                   ARTICLE XI
                 Non-Transferability and Termination Provisions

                 The terms and conditions of this Article XI shall apply to Awards under this Plan as follows:

         11.1 NON-TRANSFERABILITY. No Stock Appreciation Right shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Rights shall be exercisable, during the











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

Participant's lifetime, only by the Participant. Subject to applicable provisions of the Award agreement and this Plan, Performance Share Awards may not be Transferred during the Performance Period, Performance Unit Awards may not be Transferred at any time and shares of Common Stock subject to Awards under Article X may not be Transferred prior to the date on which shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

         11.2 TERMINATION BY DEATH. If a Participant's Termination of Employment is by reason of death, any Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or thereafter, may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate, at any time within a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Right, whichever period is the shorter.

         11.3 TERMINATION BY REASON OF DISABILITY. If a Participant's Termination of Employment is by reason of Disability, any Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or thereafter, may be exercised, to the extent exercisable at the Participant's termination, by the Participant (or the legal representative of the Participant's estate if the Participant dies after termination) at any time within a period of one (1) year from the date of such termination or until the expiration of the stated term of such Right, whichever period is the shorter.

         11.4 TERMINATION BY REASON OF RETIREMENT OR GOOD REASON. If a Participant's Termination of Employment is by reason of Retirement or Good Reason, any Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant at any time within a period of two (2) years (or such other period as the Committee may specify at grant or if longer thereafter) from the date of such termination or until the expiration of the stated term of such Right, whichever period is the shorter; provided, however, that, if the Participant dies within such two (2) year period, any unexercised Non-Tandem Stock Appreciation Right held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve (12) months (or such other period as the Committee may specify at grant or if longer thereafter) from the date of such death or until the expiration of the stated term of such Right, whichever period is the shorter.

         11.5 INVOLUNTARY TERMINATION WITHOUT CAUSE. If a Participant's Termination of Employment is by involuntary termination without Cause, any Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of thirty (30) days (or such other period as the Committee may specify at grant or if longer thereafter) from the date of such termination or until the expiration of the stated term of such Right, whichever period is shorter.

         11.6 OTHER TERMINATION. Unless otherwise determined by the Committee at grant or thereafter, if a Participant's Termination of Employment is for any reason other than death, Disability, Retirement, Good Reason, or involuntary termination without Cause, the Stock Appreciation Right shall thereupon terminate and expire as of the date of termination.

         11.7 TERMINATION OF EMPLOYMENT FOR RESTRICTED SHARES. Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant's Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

         11.8 TERMINATION OF EMPLOYMENT FOR PERFORMANCE SHARES AND PERFORMANCE UNITS. Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant's Termination of Employment for any reason during the Performance Period or the Performance Cycle as may be applicable for a given Award, the Performance Shares or Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.


                                  ARTICLE XII
                          Change in Control Provisions

         12.1 BENEFITS. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee upon the grant of an Award, the Participant shall be entitled to the following benefits:

         (a) All outstanding Non-Tandem Stock Appreciation Rights of such Participant granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. For purposes of this Section 12.1, Change in Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

         (b) All Performance Share Awards and Performance Unit Awards of such Participant granted prior to the Change in Control shall vest, at a minimum, as if the applicable Performance Period or Performance Cycle had ended upon such Change in Control and the determination of the extent to which any specified performance goals or targets had been achieved had been made at such time.

         (c) The restrictions to which any shares of Restricted Stock of such Participant granted prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

         Any determination by the Committee made pursuant to paragraph (a) of this Section 12.1 may be made as to all outstanding Awards or only as to certain outstanding Awards specified by the Committee and any such determination may be made prior to or after a Change in Control.

         12.2 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

         (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule

                 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (1) the then outstanding shares of Common Stock or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses (1), (2) and (3) of paragraph (c) of this
                 Section 12.2 are satisfied; or

         (b) A change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this subsection that any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

         (c) The approval by the stockholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly consummation); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding shares of Common Stock and outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially





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

                 own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of board of directors of the corporation resulting from such Corporate Transaction; or

         (d) The approval of the stockholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding shares of Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
                 (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.



                                  ARTICLE XIII
                      Termination or Amendment of the Plan

         13.1 TERMINATION OR AMENDMENT. Notwithstanding any other Provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company entitled to vote, no amendment may be made which would materially increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 4.2);

         The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.


                                  ARTICLE XIV
                                 Unfunded Plan

         14.1 UNFUNDED STATUS OF PLAN. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                   ARTICLE XV
                               General Provisions

         15.1 LEGEND. The Committee may require each person receiving shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

         All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         15.2 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         15.3 NO RIGHT TO EMPLOYMENT. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall they be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

         15.4 WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable.

         15.5 NO ASSIGNMENT OF BENEFITS. No Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

         15.6    LISTING AND OTHER CONDITIONS.

         (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Award with respect to such shares shall be suspended until such listing has been effected.

         (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes.

         (c)     Upon termination of any period of suspension under this
                 Section 16.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension.

         15.7 GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

         15.8 CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         15.9    DESIGNATION OF CONSULTANTS/LIABILITY.

         (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

         (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company Certificate of Incorporation and By-Laws and to the extent not covered by the Company's insurance, the Committee (or former Committee), its members (or former members) and any person at any time designated pursuant to paragraph (a) above, shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

         15.10 OTHER BENEFITS. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

         15.11 COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

         15.12 NO RIGHT TO SAME BENEFITS. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

         15.13 DEATH. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

         15.14 SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

         15.15 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                  ARTICLE XVI
                             Effective Date of Plan

         The Plan shall become effective upon the date specified by the Board in its resolution adopting the Plan. Any grants of Awards hereunder prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant).


                                  ARTICLE XVII
                                  Term of Plan

         No Stock Appreciation Right, Restricted Stock, Performance Shares, Performance Unit or Other Stock Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan (as amended) is adopted or the date of shareholder approval but Awards granted prior to such tenth anniversary may extend beyond that date.

                                 ARTICLE XVIII
                                  Name of Plan

         This Plan shall be known as "The Computer Integration Corp. 1994 Employee Incentive Plan."

                                EXHIBIT 4.1(e)

                           COMPUTER INTEGRATION CORP.
                             1994 STOCK OPTION PLAN

                              SECTION 1.  PURPOSE.

     This 1994 Stock Option Plan is intended to provide incentives: (a) to the officers and other employees of Computer Integration Corp. or any of its present or future subsidiaries by providing such employees with opportunities to purchase stock in Computer Integration Corp. pursuant to options granted hereunder that qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended; and (b) to directors, officers, employees, advisors and consultants of Computer Integration Corp. or any of its present or future subsidiaries by providing such persons with opportunities to purchase stock in Computer Integration Corp. pursuant to options granted hereunder which do not qualify as "incentive stock options."

                            SECTION 2.  DEFINITIONS.

         (a) "Agreement" shall have the meaning ascribed to the term as set forth in Section 6 hereof.

         (b) "Board of Directors" means the Board of Directors of the Company or any Subsidiary.

         (c) "Common Stock" means the common stock, $.001 par value per share, of the Company.

         (d) "Company" means Computer Integration Corp., a Delaware corporation.

         (e) "Employee" means every individual performing services for the Company or any Subsidiary if the relationship between him and the person for whom he performs such services is the legal relationship of employer and employee as determined in accordance with Section 3401(c) of Internal Revenue Code and Treasury Regulations promulgated thereunder. A member of the Board of Directors in his sole capacity as such is not an Employee.

         (f) "Incentive Stock Option" means a right granted pursuant to this Plan to purchase Common Stock that satisfies the requirements of Section 422 of the Internal Revenue Code.

         (g) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         (h) "Merger Effective Date" means the Effective Date of the Merger Agreement between the Company and NEG, Inc., a Delaware corporation.

         (i) "Non-Employee Director" means every member of the Board of Directors who is not also an Employee of the Company or any Subsidiary.

         (j) "Nonqualified Stock Option" means a right granted pursuant to this Plan to purchase Common Stock that does not satisfy the requirements of
Section 422 of the Internal Revenue Code.

         (k) "Option" means a right granted pursuant to this Plan to purchase Common Stock which may be either an Incentive Stock Option or a Nonqualified Stock Option as determined by the Board of Directors.

         (l) "Optionee" means an individual who has received an Option under the Plan.

         (m) "Plan" means this stock option plan authorizing the granting of stock Options.

         (n) "Plan Administrators" shall have the meaning ascribed to the term as set forth in Section 5 hereof.

         (o) "Reserved Shares" shall have the meaning ascribed to the term as set forth in Section 3 hereof.

         (p) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time the Option is granted, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                    SECTION 3.  SHARES SUBJECT TO THE PLAN.

         Subject to adjustments pursuant to Section 9 of the Plan, no more than Five Hundred Thousand (500,000) shares in the aggregate of the Company's Common Stock (the "Reserved Shares") may be issued pursuant to the Plan to eligible participants. The number of the Reserved Shares shall be reduced by the number of Options granted under the Plan. The Reserved Shares may be made available from authorized but unissued Common Stock of the Company, from Common Stock of the Company held as treasury stock, from any shares which may become available due to the expiration, cancellation or other termination of any Option previously granted by the Company, or from any combination of the foregoing.

                            SECTION 4.  ELIGIBILITY.

         The individuals eligible to receive Options under this Plan shall be such valued Employees, Non-Employee Directors, advisors or consultants of the Company or any Subsidiary, as the Board of Directors may from time to time determine and select. Non-Employee Directors, advisors and consultants shall only be eligible to receive Nonqualified Stock Options. Employees shall be eligible to receive both Incentive Stock Options and Nonqualified Stock Options. An Optionee may hold more than one Option. No Employee of the Company or any Subsidiary is eligible to receive any Incentive Stock Options if such Employee, at the time the option is granted, owns, beneficially or of record, in excess of 10% of the outstanding voting stock of the Company or a Subsidiary; provided, however, that such Employee will be eligible to receive an Incentive Stock Option if at the time such Option is granted the Option price is at least 110% of the fair market value (determined with regard to Section 422(c)(7) of the Internal Revenue Code) of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. Pursuant to Section 422(d) of the Internal Revenue Code, no Option granted pursuant to this Plan shall be treated as an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the Option was granted) of Common Stock with respect to which Options (that otherwise qualify as Incentive Stock Options) are exercisable for the first time by an Employee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000.

                    SECTION 5.  ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by those members of the Board of Directors, or by a committee appointed by the Board of Directors, (in either event, the "Plan Administrators") who are disinterested persons within the meaning of Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934, as amended ("Disinterested Persons").

         (b) The Plan Administrators shall have the power, subject to, and within the limits of, the express provisions of the Plan:

         (i) To determine from time to time which eligible persons shall be granted Options under the Plan, and the time when any Option shall be granted to them;

         (ii) To determine the number of Options to be granted to any person;

         (iii) To grant Incentive Stock Options, Nonqualified Stock Options, or both, under the Plan to such persons;

         (iv) To determine the duration and purposes of leaves of absence which may be granted to Optionees without constituting a termination of their employment for purposes of the Plan;

         (v) To prescribe the terms and provisions of each Option granted under the Plan (which need not be identical);

         (vi) To determine the maximum period during which Options may be exercised;

         (vii) To construe and interpret the Plan and Options granted under it, and to establish, amend, and revoke rules and regulations for its administration; and

         (viii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

         (c) Notwithstanding the foregoing, neither the Board of Directors, any committee thereof nor any person designated pursuant to paragraph (d) below may take any action which would cause any Plan Administrator to cease to be a Disinterested Person with regard to this Plan or any other stock option or other equity plan of the Company. In particular, neither the Board of Directors, the Plan Administrators, nor any committee thereof shall have any discretion as to:

         (i) the selection of Non-Employee Directors who are eligible to receive the grant of Nonqualified Stock Options pursuant to Section 7 below; or

         (ii) the number of Options granted to any Non-Employee Director pursuant to Section 7 below.

         (d) The Plan Administrators, in the exercise of these powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Option, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All determinations of the Plan Administrators shall be made by majority vote. Subject to any applicable provisions of the Company's By-laws, all decisions made by the Plan Administrators pursuant to the provisions of the Plan and related orders or resolutions of the Plan Administrators shall be final, conclusive and binding on all persons, including the Company, stockholders of the Company, Employees and Optionees.

         (e) The Plan Administrators may designate the Secretary of the Company, or other employees of the Company or competent professional advisors, to assist in the administration of this Plan and may grant authority to such persons to execute agreements or other documents on behalf of the Plan Administrators.

         (f) The Plan Administrators may employ such legal counsel, consultants and agents as they may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No present or former Plan Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted hereunder. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-laws, each present or former Plan Administrator shall be indemnified and held harmless by the Company against any cost or expenses (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company, the By-laws of the Company or otherwise. Expenses incurred by the Plan Administrators in the engagement of such counsel, consultant or agent shall be paid by the Company.

                    SECTION 6.  OPTION TERMS AND CONDITIONS.

         The Options granted under the Plan shall be evidenced by written Option Agreements (the "Agreements") consistent with the terms of the Plan which shall be executed by the Company and the Optionee. The Agreements, in such form as the Plan Administrators shall from time to time approve, shall, incorporate the following terms and conditions:

         (a) Time of Exercise. Options shall be exercisable in accordance with the terms of the Agreements as approved by the Plan Administrators from time to time. Incentive Stock Options may be exercised only if, at all times during the period that begins on the date of the granting of the Incentive Stock Option and that ends on the day three (3) months before the date of such exercise, the Optionee was an Employee of the Company or any Subsidiary; provided, however, that if the Optionee is "disabled" within the meaning of
Section 22(e) of the Internal Revenue Code, then the end of the preceding post-employment exercise period shall be extended to one (1) year.

         (b) Purchase Price. Except as otherwise provided in Section 4 hereof, the purchase price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall not be less than the fair market value of the Common Stock on the date the Option is granted. The purchase price per share of

Common Stock deliverable upon the exercise of a Nonqualified Stock Option shall be determined by the Plan Administrators in their sole discretion.

         (c) Method of Exercise. In order to exercise an Option in whole or in part, the Optionee shall give written notice to the Company at its principal place of business of such exercise, stating the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by full payment of the purchase price thereof either (i) in cash, or (ii) at the discretion of the Plan Administrators, in whole shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (iii) at the discretion of the Plan Administrators, by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, or (iv) any combination of (i), (ii) and (iii) above. If the Plan Administrators exercise their discretion to permit payment of the exercise price of any Option by means of the methods set forth in clauses (ii), (iii) or
(iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Option in question. The exercise date of the Option shall be the date the Company receives such notice with any necessary accompaniments in satisfactory order.

         (d) Transferability. An Option shall not be transferable by the Optionee other than at death and an Option granted to such Optionee is exercisable, during his lifetime, only by such Optionee.

         The Agreements may also contain such other terms, provisions, and conditions consistent with the Plan and applicable provisions of the Internal Revenue Code as the Plan Administrators may determine are necessary or proper.

          SECTION 7.    STOCK OPTION GRANT FOR NON-EMPLOYEE DIRECTORS.

         (a)     Grant of Options.   Each existing director of the
Company as of the Merger Effective Date, or any other person as of the date he or she first becomes a director, in each case who is not an Employee, is hereby automatically granted a Nonqualified Stock Option to purchase 5,000 shares of Common Stock. The Options granted to existing directors as of the Merger Effective Date, shall be at an exercise price of $.10 per share. A Nonqualified Stock Option to purchase an additional 5,000 shares of Common Stock shall be granted to each such Non-Employee Director on each election to the Board or one year anniversary of his or her last election thereafter (without further action by the Board or Plan Administrators).

         (b)     Option Price.    Notwithstanding anything to the contrary
contained in this Plan, any Nonqualified Stock Option granted pursuant to this
Section 7 shall provide an exercise price per share equal to 100% of the fair market value per share of the Common Stock on the date of such grant.

         (c)     Option Term.     Any Nonqualified Stock Option granted
pursuant to this Section 7 shall expire on the earlier of (i) the date which is six years from the date of its grant or (ii) the date which is 30 days after the date that such Optionee shall no longer serve as a member of the Board. Nonqualified Stock Options issued to a Non-Employee Director shall not be exercisable until the first anniversary of the date of grant.

         (d) All grants of Nonqualified Stock Options to members of the Board pursuant to this Section 7 shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. The provisions of this Section 7 shall not be amended more than once in any six month period, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or other applicable federal or state law.

                SECTION 8.  RIGHTS OF STOCKHOLDERS AND OPTIONEE.

         An Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option, unless and until: (a) the Option shall have been exercised pursuant to the terms thereof; (b) the Company shall have issued and delivered the shares to the Optionee; and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting and other ownership rights with respect to such shares.

         SECTION 9.  ADJUSTMENTS IN THE EVENT OF CHANGES IN THE
               CAPITAL STRUCTURE, REORGANIZATION ANTI-DILUTION OR
                              ACCOUNTING CHANGES.

         (a) Changes in Capital Structure. In the event of a change in the corporate structure or shares of the Company, the Plan Administrators (subject to any required action by the stockholders) shall make such equitable adjustments designed to protect against dilution as they may deem appropriate in the number and kind of shares authorized by the Plan and, with respect to outstanding Options in the number and kind of shares covered thereby and in the exercise price of such Options on the dates granted. For the purpose of this Section, a change in the corporate structure or shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, consolidation, rights offering, stock dividend, reorganization, or liquidation.

         (b) Reorganization-Continuation of the Plan. Upon the effective date of the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or of a transfer of substantially all of the Company's property or more than 80% of the then outstanding shares of the Company to another corporation not controlled by the Company's stockholders, the Plan and any Option previously granted under the Plan shall terminate unless provision be made in writing in connection with such transaction for the continuation of the Plan and for the assumption of the Options previously granted, or for the substitution of new Options covering the shares of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments (in accordance with the applicable provisions of the Internal Revenue Code) as to the number and kind of shares and price per share, in which event the Plan and the Options previously granted or new Options substituted therefor shall continue in the manner and under the terms as provided.

         (c) Reorganization-Termination of the Plan. In the event of a dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of shares, as provided in Section 9(b) above, and if provision is not made in such transaction for the continuance of the Plan and for the assumption of Options previously granted or the substitution of new Options covering the shares of a successor employer corporation or a parent or subsidiary thereof, then an Optionee under the Plan shall be entitled to written notice prior to the effective date of any such transactions stating that rights under his Option must be exercised within thirty (30) days of the date of such notice or they will be terminated.

                       SECTION 10.  GENERAL RESTRICTIONS.

         Each Option shall be subject to the requirement that, if at any time the Plan Administrators shall determine, in their discretion, that the listing or qualification of the shares or other securities subject to such Option upon any securities exchange, or under any state or federal law or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the granting thereof or the issue or purchase of shares or payments of any amount thereunder, such Option may not be exercised in whole or in part and no amounts may be received thereunder unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Plan Administrators.

                            SECTION 11.  EMPLOYMENT.

         Nothing in this Plan shall be deemed to grant any right of continued employment to a participating employee or to limit or waive any rights of the Company or its Subsidiary to terminate such employment at any time, with or without cause.

                            SECTION 12.  AMENDMENT.

         Subject to the provisions of Sections 5(c) and 7(d) hereof, the Board of Directors of the Company shall have the power to amend or revise the terms of this Plan or any part thereof without further action of the stockholders; provided, however, that no such amendment shall impair any Option or deprive any Optionee of shares that may have been granted to him under the Plan without his consent; and provided, further, that no such amendment shall, without stockholder approval:

         (a) increase the aggregate number of the Reserved Shares for the purpose of the Plan;

         (b) change the class of individuals eligible to receive Options under the Plan;

         (c) extend the maximum period during which any Option may be granted or exercised;

         (d) reduce the Option price per share under any Option below fair market value; or

         (e)     extend the term of the Plan.

              SECTION 13.  EFFECTIVE DATE AND TERMINATION OF PLAN.

         (a) The effective date of the Plan shall be the Merger Effective Date; provided, however, in the event that the Plan is not approved by the voting stockholders of the Company on or before December 31, 1994, the Plan and all Options granted and to be granted hereunder shall be null and void and the Company shall have no obligation of any nature whatsoever to any employee or other person arising out of the Plan or any options granted or to be granted hereunder.





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         (b)     The Board of Directors of the Company may terminate the Plan at any time with respect to any shares that are not subject to Options. Unless terminated earlier by the Board of Directors, the Plan shall terminate on June 21, 2004, and no Options shall be granted under this Plan after it has been terminated. Termination of this Plan shall not affect the right and obligation of any Optionee with respect to Options granted prior to termination.

                        SECTION 14.  WITHHOLDING TAXES.

         Whenever under the Plan shares are to be issued in satisfaction of Options granted hereunder, the Company shall have the right to require the recipient to make arrangements to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, prior to or following the delivery of any certificate or certificates for such shares.

                          SECTION 15.  QUALIFICATION.

         This Plan is adopted pursuant to, and is intended to comply with, the applicable provisions of the Internal Revenue Code and the regulations thereunder. Incentive Stock Options granted pursuant to this Plan are intended to be "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code and the regulations thereunder. In the event this Plan or any Incentive Stock Option granted pursuant to this Plan is in any way inconsistent with the applicable legal requirements of the Internal Revenue Code or any regulation thereunder, this Plan and any Incentive Stock Option granted pursuant to this Plan shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity can be achieved by amendment.

         SECTION 16.    NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

         Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option. For purposes of this Plan, a "disqualifying disposition" is any disposition (including any sale) of such Common Stock before the later of (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option.






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